UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 20, 2007

Date of Report (Date of earliest event reported)
Salton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois     60045

(Address of principal executive offices)          (Zip Code)
(847) 803-4600

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
     The Board of Directors of Salton, Inc. has set Friday, December 28, 2007 as the date for a special meeting of stockholders to consider a vote upon the Agreement and Plan of Merger, dated as of October 1, 2007, by and among Salton, SFP Merger Sub, Inc. and APN Holdco and related matters. The Board set the close of business on November 20, 2007 as the record date for holders of Salton common stock and Series A Preferred Stock to receive notice of and to vote at the special meeting or any adjournment thereof.
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 27, 2007

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Executive Officer